UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            SunOpta Inc. (the “Company”) held an Annual and Special Meeting of Shareholders on May 30, 2019 (the “Meeting”). The matters voted upon at the Meeting included: (1) the election of eight directors of the Company for the ensuing year; (2) the appointment of Ernst & Young LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; (3) a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers; (4) a proposal to approve the Company’s Amended 2013 Stock Incentive Plan; and (5) a proposal to reconfirm the Company’s Amended and Restated Shareholder Rights Plan.

            Our scrutineer reported the vote of the shareholders as follows:

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Margaret Shan Atkins	69,395,201	1,422,976	0	8,235,241
Dr. Albert Bolles	69,283,796	1,534,381	0	8,235,241
Derek Briffett	69,632,055	1,186,122	0	8,235,241
Michael Detlefsen	69,169,603	1,648,574	0	8,235,241
Joseph Ennen	69,783,495	1,034,682	0	8,235,241
R. Dean Hollis	69,136,149	1,682,028	0	8,235,241
Katrina Houde	69,274,942	1,543,235	0	8,235,241
Brendan Springstubb	69,448,508	1,369,669	0	8,235,241

2.	Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,875,469	101,012	76,937	-

3.	Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,253,730	1,478,492	85,955	8,235,241

4.	Approval of the Company’s Amended 2013 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,339,611	2,378,403	100,163	8,235,241

5.	Reconfirmation of the Company’s Amended and Restated Shareholder Rights Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,198,227	959,363	19,660,587	8,235,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
General Counsel & Corporate Secretary
Date:	June 4, 2019